Exhibit 99.1

BLUE COAT REPORTS FOURTH QUARTER AND

YEAR ENDED APRIL 30, 2010 RESULTS

Company Reports Strong Revenue, Operating Cash Flow, Non-GAAP Gross Margin and

Non-GAAP Operating Profit

SUNNYVALE, Calif., May 27, 2010 – Blue Coat Systems, Inc. (NASDAQ: BCSI), the technology leader in Application Delivery Networking, today reported its financial results for its fourth fiscal quarter and fiscal year ended April 30, 2010. Total net revenue for the fourth quarter of fiscal 2010 was $132.6 million, an increase of 17% compared with net revenue of $113.6 million in the fourth quarter of fiscal 2009, and an increase of 4% compared with net revenue of $127.1 million in the third quarter of fiscal 2010.

Total net revenue for the fiscal year ended April 30, 2010 was $496.1 million, an increase of 12% compared with net revenue of $444.7 million for the fiscal year ended April 30, 2009.

“I am pleased with our fourth quarter performance, which showed continued top and bottom-line growth,” said Brian NeSmith, president and chief executive officer Blue Coat Systems. “Demand for our comprehensive solutions was driven by our customers’ ongoing needs to optimize their network investments, as well as to stop malicious attacks and maintain regulatory compliance. Overall, fiscal 2010 was an impressive year for Blue Coat. Notably, for the fiscal year, the Company’s revenue increased 12%, non-GAAP operating profit increased 61%, and operating cash flow increased 68% to $97 million.”

On a GAAP basis, the Company reported net income of $23.6 million, or $0.49 per diluted share, for the fourth quarter of fiscal 2010, compared with a net loss of $3.5 million, or $(0.09) per diluted share, in the fourth quarter of fiscal 2009, and net income of $6.9 million, or $0.15 per diluted share, in the third quarter of fiscal 2010. The Company’s reported GAAP net income for the fourth fiscal quarter includes $3.5 million of restructuring charges and $10.6 million of nonrecurring tax benefits that resulted from the release of the Company’s deferred tax asset valuation allowance. The Company released its valuation allowance because it concluded that it is more likely than not it will generate sufficient future taxable income to utilize its deferred tax assets prior to expiration.

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For the fiscal year ended April 30, 2010, the Company reported GAAP net income of $42.9 million, or $0.93 per diluted share, compared with a GAAP net loss of $8.5 million, or $(0.22) per diluted share, for the fiscal year ended April 30, 2009. The Company’s reported GAAP net income for the fiscal year ended April 30, 2010 includes $12.6 million of restructuring charges and $10.6 million of nonrecurring tax benefits as a result of the release of the Company’s deferred tax valuation allowance in the fourth fiscal quarter.

The Company reported non-GAAP net income of $18.9 million, or $0.40 per diluted share, for the fourth quarter of fiscal 2010, compared with non-GAAP net income of $8.4 million, or $0.19 per diluted share, in the fourth quarter of fiscal 2009, and non-GAAP net income of $17.1 million, or $0.37 per diluted share, in the third quarter of fiscal 2010.

For the fiscal year ended April 30, 2010, the Company reported non-GAAP net income of $59.1 million, or $1.29 per diluted share, compared with non-GAAP net income of $36.0 million, or $0.84 per diluted share, for the fiscal year ended April 30, 2009. A reconciliation of the GAAP to non-GAAP financial measures is included in Table 2 of this press release.

“Blue Coat reported strong financial results for the fourth quarter across several key metrics, including revenue, gross margin, operating profitability and cash flow,” said Gordon C. Brooks, senior vice president and chief financial officer Blue Coat Systems. “In particular, our non-GAAP gross margin increased sequentially 240 basis points to 78.7% and our non-GAAP operating margin percentage increased sequentially 90 basis points to 20.8%. Going forward, we remain focused on investing for top-line growth while continuing to deliver improved profitability.”

The Company ended the quarter on April 30, 2010, with cash, cash equivalents, and restricted cash of $237.3 million, an increase of $49.1 million from the prior quarter. Cash flow provided by operations in the fourth quarter and full year of fiscal 2010 was $25.8 million and $96.8 million, respectively.

Financial Outlook

For the first fiscal quarter ending July 31, 2010, the Company currently expects net revenue in the range of $121 to $126 million. On a GAAP basis, the Company currently expects net income of $0.21 to $0.26 per diluted share. On a non-GAAP basis, the Company currently expects net income of $0.35 to $0.40 per diluted share. For the first quarter of fiscal 2011, the Company is assuming a diluted share count of approximately 48 million shares, a GAAP tax rate of 36% and a non-GAAP tax rate of 30%.

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About Non-GAAP Financial Measures

The Company uses non-GAAP financial measures for internal evaluation and to report the results of its business. These non-GAAP financial measures include non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, and non-GAAP diluted net income per share. These measures are not in accordance with, nor an alternative to, U.S. generally accepted accounting principles or GAAP. These measures are intended to supplement GAAP financial information, and may be different from non-GAAP financial measures used by other companies. The Company believes that these measures provide useful information to its management, board of directors and investors regarding its ongoing operating activities and business trends related to its financial condition and results of operations. The Company believes that it is useful to provide investors with information to understand how specific line items in the statement of operations are affected by certain items, such as the fair value write-up of acquired inventory sold, stock-based compensation expense, amortization of intangible assets, expenses for matters related to the stock option investigation, and restructuring expenses, and related income tax adjustments. In addition, the Company’s management and board of directors use these non-GAAP financial measures in developing operating budgets and in reviewing the Company’s results of operations, since such items have limited impact on their current and future operating decisions. Additionally, the Company believes that inclusion of these non-GAAP financial measures provides consistency and comparability with its past reports of financial results. However, investors should be aware that non-GAAP measures have inherent limitations and should be read in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. Refer to the accompanying tables for a detailed reconciliation of GAAP to non-GAAP gross profit, operating income, net income and diluted net income per share.

Conference Call & Webcast

Blue Coat will hold its quarterly conference call to discuss results for the fourth quarter of fiscal 2010 and the outlook for the first quarter of fiscal 2011 on Thursday, May 27, 2010 at 5:00 p.m. ET (2:00 p.m. PT). Participants in the United States should call (800) 230-1074.

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International participants should call (612) 332-0630. The passcode for the call is: 156356. The conference call can also be accessed through an audio webcast from the Company’s website, www.bluecoat.com/company/investorrelations. A replay of the call will be available starting on Thursday, May 27, 2010 at 8:00 p.m. ET (5:00 p.m. PT), and can be accessed by calling (800) 475-6701 for U.S. participants and (320) 365-3844 for international participants. The passcode for the replay is 156356.

About Blue Coat Systems

Blue Coat Systems, Inc. is the technology leader in Application Delivery Networking. Blue Coat offers an Application Delivery Network Infrastructure that provides the visibility, acceleration and security required to optimize and secure the flow of information to any user, on any network, anywhere. This application intelligence enables enterprises to tightly align network investments with business requirements, speed decision making and secure business applications for long-term competitive advantage. For additional information, please visit www.bluecoat.com.

# # #

FORWARD-LOOKING STATEMENTS: This document contains certain forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements including: any statements regarding our business outlook and future financial and operating results; any statements of expectation or belief; any statements regarding plans, strategies and objectives of management for future operations; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the risks that are described from time to time in the Securities and Exchange Commission reports filed by the Company, including but not limited to the risks described in the Company’s most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.” No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of the Company. The Company assumes no obligation and does not intend to update any of these forward-looking statements except as required by applicable law after the date on which it was made.

Blue Coat and the Blue Coat logo are registered trademarks or trademarks of Blue Coat Systems, Inc. and/or its affiliates in the United States and certain other countries. All other trademarks mentioned in this document are the property of their respective owners.

Media Contact:	Steve Schick	Investor Contact:	Jane Underwood
	Blue Coat Systems		Blue Coat Systems
	steve.schick@bluecoat.com		jane.underwood@bluecoat.com
	408-220-2076		408-541-3015

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BLUE COAT SYSTEMS, INC.

Table 1

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended			Year Ended
	April 30, 2010	January 31, 2010	April 30, 2009	April 30, 2010	April 30, 2009
Net revenue:
Product	$87,782	$84,125	$74,380	$322,101	$305,601
Service	44,814	42,991	39,242	174,036	139,144

Total net revenue	132,596	127,116	113,622	496,137	444,745
Cost of net revenue:
Product	17,822	20,734	19,564	77,300	85,825
Service	11,968	11,381	11,865	48,333	45,310

Total cost of net revenue	29,790	32,115	31,429	125,633	131,135

Gross profit	102,806	95,001	82,193	370,504	313,610

Operating expenses:
Sales and marketing	45,618	42,923	46,262	179,725	178,470
Research and development	24,107	21,419	19,717	84,930	76,680
General and administrative	11,177	11,941	12,487	47,010	47,679
Amortization of intangible assets	1,843	1,803	1,821	7,289	6,667
Restructuring	3,492	9,059	—	12,551	1,546

Total operating expenses	86,237	87,145	80,287	331,505	311,042

Operating income	16,569	7,856	1,906	38,999	2,568

Interest income	73	57	162	303	1,302
Interest expense	(237)	(226)	(265)	(918)	(885)
Other expense, net	(414)	(758)	(382)	(1,033)	(2,362)

Income before income taxes	15,991	6,929	1,421	37,351	623
(Benefit) provision for income taxes	(7,617)	21	4,906	(5,528)	9,131

Net income (loss)	$23,608	$6,908	$(3,485)	$42,879	$(8,508)

Basic net income (loss) per share	$0.52	$0.15	$(0.09)	$0.97	$(0.22)

Diluted net income (loss) per share	$0.49	$0.15	$(0.09)	$0.93	$(0.22)

Weighted average shares used in computing basic net income (loss) per share	45,790	44,591	38,962	44,326	38,493

Weighted average shares used in computing diluted net income (loss) per share	47,754	46,780	38,962	45,980	38,493

BLUE COAT SYSTEMS, INC.

Table 2

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

(Unaudited)

		Three Months Ended			Year Ended
		April 30, 2010	January 31, 2010	April 30, 2009	April 30, 2010	April 30, 2009
Gross Profit Reconciliation:
GAAP gross profit		$102,806	$95,001	$82,193	$370,504	$313,610
Fair value write-up of acquired inventory sold	A	—	497	1,536	2,807	16,235
Stock-based compensation expense included in cost of revenue	B	354	254	503	2,013	1,842
Amortization of intangible assets included in cost of revenue	C	1,218	1,239	1,347	5,152	5,085

Non-GAAP gross profit		$104,378	$96,991	$85,579	$380,476	$336,772

Operating Income Reconciliation:
GAAP operating income		$16,569	$7,856	$1,906	$38,999	$2,568
Fair value write-up of acquired inventory sold	A	—	497	1,536	2,807	16,235
Stock-based compensation expense	B	4,347	4,549	4,596	19,234	18,397
Amortization of intangible assets	C	3,061	3,042	3,168	12,441	11,752
Expenses for matters related to the stock option investigation	D	125	337	1,218	112	2,930
Restructuring	E	3,492	9,059	—	12,551	1,546

Non-GAAP operating income		$27,594	$25,340	$12,424	$86,144	$53,428

Net Income (Loss) Reconciliation:
GAAP net income (loss)		$23,608	$6,908	$(3,485)	$42,879	$(8,508)
Fair value write-up of acquired inventory sold	A	—	497	1,536	2,807	16,235
Stock-based compensation expense	B	4,347	4,549	4,596	19,234	18,397
Amortization of intangible assets	C	3,061	3,042	3,168	12,441	11,752
Expenses for matters related to the stock option investigation	D	125	337	1,218	112	2,930
Restructuring	E	3,492	9,059	—	12,551	1,546
Non recurring GAAP tax benefit	F	(10,610)	—	—	(10,610)	—
Income tax adjustments	G	(5,111)	(7,304)	1,324	(20,266)	(6,314)

Non-GAAP net income		$18,912	$17,088	$8,357	$59,148	$36,038

Net Income (Loss) per Share Reconciliation:
GAAP diluted net income (loss) per share		$0.49	$0.15	$(0.09)	$0.93	$(0.22)
Fair value write-up of acquired inventory sold	A	—	0.01	0.04	0.06	0.38
Stock-based compensation expense	B	0.09	0.10	0.11	0.42	0.43
Amortization of intangible assets	C	0.07	0.07	0.07	0.27	0.27
Expenses for matters related to the stock option investigation	D	0.01	0.01	0.03	0.01	0.07
Restructuring	E	0.07	0.19	—	0.27	0.04
Non recurring GAAP tax benefit	F	(0.22)	—	—	(0.23)	—
Income tax adjustments	G	(0.11)	(0.16)	0.03	(0.44)	(0.15)
Anti-dilution adjustment for GAAP-based net loss		—	—	—	—	0.02

Non-GAAP diluted net income per share		$0.40	$0.37	$0.19	$1.29	$0.84

Shares used in computing GAAP diluted net income (loss) per share		47,754	46,780	38,962	45,980	38,493
Effect of dilutive securities	H	—	—	4,588	—	4,404

Shares used in computing non-GAAP diluted net income per share		47,754	46,780	43,550	45,980	42,897

Notes:

(A)	Purchase accounting rules require that the inventory we acquired in the Packeteer acquisition be written-up to its estimated fair market value. The fair value write-up increases the cost of revenue, essentially eliminating the profit that would normally have been recognized at the time such inventory is sold. To facilitate comparability of gross margin between periods, the fair value write-up related to acquired inventory sold has been excluded on a non-GAAP basis.
(B)	Stock-based compensation expense consists of non-cash charges for employee stock options, restricted stock awards, restricted stock units and employee stock purchase plan awards.

Results include stock-based compensation expense as follows (unaudited):

	Three Months Ended			Year Ended
	April 30, 2010	January 31, 2010	April 30, 2009	April 30, 2010	April 30, 2009
Cost of revenue	$354	$254	$503	$2,013	$1,842
Sales and marketing	1,133	1,630	1,639	6,520	6,419
Research and development	2,026	1,476	1,406	6,491	5,304
General and administrative	834	1,189	1,048	4,210	4,832

Subtotal	4,347	4,549	4,596	19,234	18,397
Restructuring	—	108	—	108	88

Total	$4,347	$4,657	$4,596	$19,342	$18,485

(C)	Amortization of intangible assets associated with acquisitions.
(D)	Includes expenses for matters related to the Company’s stock option investigation, including professional fees.
(E)	Current period restructuring includes severance and facilities related exit costs associated with the Fiscal 2010 Restructuring Plan. Prior period restructuring included severance costs for Blue Coat employees terminated in connection with the Packeteer acquisition.
(F)	For the fiscal year ended April 30, 2010, we recognized a non-recurring GAAP tax benefit of $25.1 million, of which $10.6 million related to the release of our valuation allowance on our deferred tax assets and $14.5 million related to the utilization of previously unbenefitted tax attributes to offset current taxable income in the US. On a GAAP basis, we calculated a provision for income taxes, which reflects our expected long term effective rate of 30%. As such, we have excluded these tax benefits on a GAAP basis in the non-GAAP results.
(G)	Income tax adjustment is used to reconcile the GAAP tax provision to a non-GAAP tax provision utilizing an expected long-term effective tax rate of 30%.
(H)	The effect of dilutive securities was excluded from GAAP diluted weighted average shares due to the reported net loss under GAAP, but is included for non-GAAP diluted weighted average shares due to reported non-GAAP net income.

BLUE COAT SYSTEMS, INC.

Table 3

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	April 30, 2010	April 30, 2009
ASSETS
Current assets:
Cash and cash equivalents	$236,347	$114,163
Accounts receivable, net	64,204	77,161
Inventory	6,010	5,700
Prepaid expenses and other current assets	15,526	13,113
Current portion of deferred income tax assets	10,980	7,941

Total current assets	333,067	218,078

Property and equipment, net	33,684	34,955
Restricted cash	986	850
Goodwill	242,611	238,466
Identifiable intangible assets, net	37,033	48,774
Non-current portion of deferred income tax assets	41,517	19,412
Other assets	7,140	1,758

Total assets	$696,038	$562,293

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,000	$24,105
Accrued payroll and related benefits	16,254	18,374
Deferred revenue	104,050	96,656
Other current liabilities	12,921	12,299

Total current liabilities	148,225	151,434

Deferred revenue, less current portion	50,172	33,923
Deferred rent, less current portion	6,427	5,703
Long-term income taxes payable	25,989	12,677
Other non-current liabilities	1,193	600
Convertible senior notes	77,241	76,347
Commitments and contingencies

Blue Coat stockholders’ equity:
Common stock	3	2
Additional paid-in capital	1,231,032	1,168,106
Treasury stock	(3,035)	(1,629)
Accumulated deficit	(841,991)	(884,870)

Total Blue Coat stockholders’ equity	386,009	281,609
Noncontrolling interest	782	—

Total stockholders’ equity	386,791	281,609

Total liabilities and stockholders’ equity	$696,038	$562,293

BLUE COAT SYSTEMS, INC.

Table 4

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Year Ended April 30,
	2010	2009
Operating Activities
Net income (loss)	$42,879	$(8,508)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	14,651	10,429
Amortization	13,736	12,610
Stock-based compensation	19,342	18,485
Deferred income taxes	(25,200)	3,463
Tax benefit (expense) of stock option deduction	1,897	(890)
Excess tax benefit from stock-based compensation	(6,811)	(255)
Loss on disposition of equipment	555	300
Changes in operating assets and liabilities:
Accounts receivable, net	13,642	(6,883)
Inventory	(310)	20,221
Prepaid expenses and other assets	(4,036)	(3,667)
Accounts payable	(9,105)	3,209
Accrued expenses and other liabilities	11,900	(15,823)
Deferred revenue	23,643	25,019

Net cash provided by operating activities	96,783	57,710

Investing Activities
Purchases of property and equipment, and technology licenses	(17,793)	(27,286)
Restricted cash	(136)	—
Proceeds from sale and maturities of short-term investments	—	1,216
Acquisitions, net of cash acquired and prior investment	(3,763)	(170,580)

Net cash used in investing activities	(21,692)	(196,650)

Financing Activities
Net proceeds from issuance of common stock	40,282	12,217
Excess tax benefit from stock-based compensation	6,811	255
Net proceeds from issuance of convertible senior notes	—	79,657

Net cash provided by financing activities	47,093	92,129

Net increase (decrease) in cash and cash equivalents	122,184	(46,811)
Cash and cash equivalents at beginning of period	114,163	160,974

Cash and cash equivalents at end of period	$236,347	$114,163

BLUE COAT SYSTEMS, INC.

Table 5

RECONCILIATION OF PROJECTED GAAP TO

PROJECTED NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data)

		Three Months Ended July 31, 2010
		Low	High
Projected GAAP Net Income		$9,900	$12,300
Add back:
Stock-based compensation expense	A	4,500	4,500
Amortization of intangible assets	B	3,100	3,100
Expenses for matters related to the stock option investigation	C	300	100
Restructuring	D	450	450
Income tax adjustments	E	(1,550)	(1,350)

Projected Non-GAAP net income		$16,700	$19,100

Projected GAAP Diluted Net Income per Share		$0.21	$0.26
Add back:
Stock-based compensation expense	A	0.09	0.09
Amortization of intangible assets	B	0.06	0.06
Expenses for matters related to the stock option investigation	C	0.01	—
Restructuring	D	0.01	0.01
Income tax adjustments	E	(0.03)	(0.02)

Projected Non-GAAP diluted net income per share		$0.35	$0.40

(A)	Stock-based compensation expense consists of non-cash charges for employee stock options, restricted stock awards, restricted stock units and employee stock purchase plan awards.
(B)	Amortization of intangible assets associated with acquisitions.
(C)	Includes expenses for matters related to the Company’s stock option investigation, including professional fees.
(D)	Restructuring includes severance and facilities related costs associated with the Fiscal 2010 Restructuring Plan.
(E)	Income tax adjustment is used to reconcile the GAAP tax provision to a non-GAAP tax provision utilizing an expected long-term effective tax rate of 30%.